EXHIBIT 99.1


RELIANCE BANCORP, INC.
585 STEWART AVENUE                                            (516) 222-9300
GARDEN CITY, NY 11530                                 FAX:    (516) 222-1997

                                                              NEWS RELEASE



FOR IMMEDIATE RELEASE:         February 19, 1998

                               For Information Contact:
                               Paul D. Hagan
                               Senior Vice President and
                               Chief Financial Officer
                               (516) 222-9308 Ext. 215



             RELIANCE BANCORP, INC. COMPLETES FIFTH STOCK REPURCHASE


Garden City, New York, February 19, 1998

Reliance Bancorp, Inc. (NASDAQ/NMS:RELY), today announced that it has completed its previously announced 5% stock repurchase program. The Company said it repurchased 440,973 shares of its outstanding common stock, par value $.01 per share, in open market transactions at an aggregate cost of approximately $13,379,000. Upon settlement of the last transaction on or about February 24, 1998 there will be 9,595,427 shares of Reliance Bancorp, Inc. common stock outstanding.

Reliance Federal Savings Bank is headquartered in Garden City, N.Y. and operates through its administrative office in Garden City and through 30 full service banking offices in the Long Island, N.Y. metropolitan area. The Bank's deposits are insured by The Federal Deposit Insurance Corporation.